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Exhibit 10.49

AMENDMENT NO. 1
TO
EXECUTIVE EMPLOYMENT AGREEMENT

        THIS AMENDMENT NO. 1, dated as of March 14, 2005 (hereinafter referred to as this "Amendment"), to the Executive Employment Agreement, dated as of August 18, 2003 (hereinafter referred to as the "Agreement"), by and among UNITED STATIONERS INC., a Delaware corporation (hereinafter, together with its successors, referred to as "Holding"), UNITED STATIONERS SUPPLY CO., an Illinois corporation (hereinafter, together with its successors, referred to as the "Company" and, together with Holding, the "Companies"), and P. Cody Phipps (hereinafter referred to as the "Executive"). Terms used in this Amendment but not defined herein shall have the meanings given to them in the Agreement.

        WHEREAS, the Companies and the Executive desire to amend the Agreement as hereinafter set forth in order to correct an inadvertent omission from Attachment I thereto;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.     In order to correct an inadvertent omission from the Agreement, Attachment I to the Agreement is amended by adding the following at the end thereof:

3. For purposes of determining his pension benefit and related vesting, Executive will receive five (5) additional years of age and service credits, credited as of the Effective Date, to be provided under a nonqualified supplemental pension plan arrangement.

        2.     All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to "this Agreement", "hereof", "herein" or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

        3.     This Amendment shall become effective as of the date hereof.

        4.     This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.     This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law of Illinois or any other jurisdiction.

        IN WITNESS WHEREOF, the parties have executed this Amendment in one or more counterparts, each of which shall be deemed one and the same instrument, as of the day and year first written above.

UNITED STATIONERS INC.
By:	/s/ RICHARD W. GOCHNAUER
Name:	Richard W. Gochnauer
Title:	President and Chief Executive Officer
UNITED STATIONERS SUPPLY CO.
By:	/s/ RICHARD W. GOCHNAUER
Name:	Richard W. Gochnauer
Title:	President and Chief Executive Officer
EXECUTIVE:
/s/ P. CODY PHIPPS P. Cody Phipps

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  Exhibit 10.49